================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                   FORM 8-K/A
                                 Amendment No. 1

                                 Current Report
                       Pursuant to Section 13 or 15(D) of
                       The Securities Exchange Act of 1934

                         Date of Report: August 9, 2000

                                 ---------------

                         Commission File Number: 0-23340

                           AMERICA SERVICE GROUP INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                            51-0332317
         (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)            Identification No.)

                          105 WESTPARK DRIVE, SUITE 300
                           BRENTWOOD, TENNESSEE 37027
              (Address and zip code of principal executive office)

                                 (615) 373-3100
              (Registrant's telephone number, including area code)

================================================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          America Service Group Inc. ("the Company"), a Delaware Corporation, hereby amends its Report on Form 8-K, dated July 14, 2000, relating to the acquisition of Correctional Health Services, Inc. ("CHS") on May 31, 2000 (the "acquisition"). The Company is filing this amendment for the purpose of including the required financial statements and pro forma financial information with respect to the acquisition in accordance with the requirements of Form 8-K.

          (a) Financial Statements of CHS

              The required audited financial statements of CHS as of and for the year ended December 31, 1999, and the unaudited financial statements as of and for the three months ended March 31, 2000, are filed herewith.

          (b) Pro Forma Financial Information

              The required pro forma financial statements of the Company and its subsidiaries, giving effect to the acquisition as if it had occurred on March 31, 2000, as to the balance sheet, and on January 1, 1999, as to the income statements, are filed herewith.

          (c) Exhibits

              2.1 Stock Purchase Agreement, dated as of April 24, 2000 between Prison Health Services, Inc., a subsidiary of America Service Group Inc., and the shareholders of Correctional Health Services, Inc. is incorporated herein by reference to the Company's Current Report on Form 8-K, filed July 14, 2000, Commission File No. 0-23340.

              23.1  Consent of Arthur Andersen LLP.

              99.1 Text of the press release, dated May 31, 2000, relating to the completion of the acquisition of Correctional
                    Health Services, Inc. is incorporated herein by reference to the Company's Current Report on Form 8-K, filed July 14, 2000, Commission File No. 0-23340.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            AMERICA SERVICE GROUP INC.



                                                  /s/ BRUCE A. TEAL
                                                 ---------------------
                                                     Bruce A. Teal
                                            Executive Vice President & Chief
                                                   Financial Officer

Dated: August 9, 2000

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                           Number
                                                                           ------

  CORRECTIONAL HEALTH SERVICES, INC.

  Report of Independent Public Accountants.................................... 5
  Balance Sheet at December 31, 1999.......................................... 6
  Statement of Operations for the year ended December 31, 1999................ 7
  Statement of Shareholders' Equity for the year ended December 31, 1999...... 8
  Statement of Cash Flows for the year ended December 31, 1999................ 9
  Notes to Financial Statements............................................... 10
  Condensed Balance Sheet at March 31, 2000 (unaudited)....................... 13
  Condensed Statements of Operations and Shareholders' Equity for the three months ended March 31, 2000 and 1999 (unaudited)......................... 14
  Condensed Statements of Cash Flows for the three months ended
     March 31, 2000 and 1999 (unaudited)...................................... 15
  Notes to Condensed Financial Statements (unaudited)......................... 16

  AMERICA SERVICE GROUP INC.

  Pro Forma Condensed Consolidated Financial Statements (unaudited)........... 17
  Pro Forma Condensed Consolidated Balance Sheet at March 31, 2000
     (unaudited).............................................................. 18
  Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 1999 (unaudited)...................................... 19
  Pro Forma Condensed Consolidated Income Statement for the three months ended March 31, 2000 (unaudited).................................. 20
  Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)......... 21
  Notes to Pro Forma Condensed Consolidated Income Statements (unaudited)..... 22


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Correctional Health Services, Inc.

We have audited the accompanying balance sheet of Correctional Health Services, Inc. (a New Jersey corporation) as of December 31, 1999, and the related statement of operations, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Correctional Health Services, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.




                                         /s/   ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
April 10, 2000

                       CORRECTIONAL HEALTH SERVICES, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 1999
                 (In thousands except share and per share data)

                                     ASSETS

    Current assets:
      Cash and cash equivalents ......................................      $ 1,464
      Accounts receivable ............................................        1,517
      Investments ....................................................        2,098
      Prepaid expenses and other current assets ......................           66
                                                                            -------
              Total current assets ...................................        5,145
    Furniture and fixtures ...........................................           62
    Office equipment .................................................           84
    Less accumulated depreciation ....................................          (82)
                                                                            -------
              Net property and equipment .............................           64
    Other assets .....................................................           16
                                                                            -------
                                                                            $ 5,225
                                                                            =======

                   LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
      Accounts payable ...............................................      $   313
      Accrued expenses ...............................................        1,033
      Income taxes payable ...........................................          193
                                                                            -------
              Total current liabilities ..............................        1,539
    Deferred income taxes ............................................          173
    Commitments and Contingencies
    Shareholders' Equity:
    Preferred stock, $.01 par value, 2,500,000 shares authorized; no
        shares issued or outstanding .................................           --
    Common stock, $.01 and no par value, 10,000,000 shares authorized;
        3,800,000 shares issued and outstanding ......................           38
    Additional paid in capital .......................................           21
    Unrealized gain on investments, net of tax .......................          321
    Retained earnings ................................................        3,133
             Total shareholders' equity ..............................        3,513
                                                                            -------
                                                                            $ 5,225
                                                                            =======




   The accompanying notes are an integral part of these financial statements.

                       CORRECTIONAL HEALTH SERVICES, INC.

                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (In thousands)

    Contract revenues ....................................         $ 16,621
    Costs and expenses:
       Cost of services ..................................           11,698
       General and administrative ........................            3,264
                                                                   --------
                     Operating income ....................            1,659
    Loss on sale of investments ..........................              (59)
    Interest income, net .................................               69
                                                                   --------
                     Income before income taxes ..........            1,669
    Income taxes .........................................              648
                                                                   --------
    Net income ...........................................         $  1,021
                                                                   ========




   The accompanying notes are an integral part of these financial statements.

                       CORRECTIONAL HEALTH SERVICES, INC.

                        STATEMENT OF SHAREHOLDERS' EQUITY
                                DECEMBER 31, 1999
                                 (In thousands)


                                                                                            Unrealized
                                                       Additional                             Gain on
                                               Common   Paid-in                Deferred     Investments,    Retained
                                               Stock    Capital    Warrants  Compensation    Net of Tax     Earnings      Total
                                               -----    -------    --------  ------------    ----------     --------      ------
 BALANCE, DECEMBER 31, 1998                  $   38      $21        $ 165      $ (92)          $ 47         $2,112      $ 2,291
   Comprehensive Income:
     Net income                                  --       --           --         --             --          1,021        1,021
     Increase in unrealized
       gain on investments, net of tax           --       --           --         --            274             --          274
                                                                                                                        -------
           Total comprehensive income                                                                                     1,295
    Cancellation of warrants and
        deferred compensation                    --       --         (165)        92             --             --          (73)
                                             ------      ---        -----      -----           ----         ------      -------
 BALANCE, DECEMBER 31, 1999                  $   38      $21        $  --      $  --           $321         $3,133      $ 3,513
                                             ======      ===        =====      =====           ====         ======      =======


   The accompanying notes are an integral part of these financial statements.

                       CORRECTIONAL HEALTH SERVICES, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (In thousands)

    Operating activities:
        Net income ..........................................       $ 1,021
        Adjustments to reconcile net income to net cash
          provided by operating activities:
        Depreciation ........................................            23
        Amortization of deferred compensation ...............             5
        Deferred income taxes ...............................           (72)
        Changes in assets and liabilities:
        Decrease (increase) in:
          Accounts receivable ...............................          (851)
          Prepaid expenses and other ........................            39
        Increase (decrease) in:
          Accounts payable ..................................           (87)
          Accrued expenses ..................................           670
          Income taxes payable ..............................           193
                                                                    -------
              Net cash provided by operating activities .....           941
                                                                    -------
    Investing activities:
        Sales/maturities of investments .....................         2,315
        Purchases of investments ............................        (2,461)
        Payments from notes receivable ......................            16
                                                                    -------
              Net cash used in investing activities .........          (130)
                                                                    -------
    Financing activities:
        Payments on note payable ............................           (24)
                                                                    -------
    Net increase in cash and cash equivalents ...............           787
    Cash and cash equivalents, beginning of year ............           677
                                                                    -------
    Cash and cash equivalents, end of year ..................       $ 1,464
                                                                    =======





   The accompanying notes are an integral part of these financial statements.

                       CORRECTIONAL HEALTH SERVICES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                        (In thousands, except share data)

1. BACKGROUND

    Correctional Health Services, Inc. (the "Company") provides correctional facilities with managed health care services. These services include the delivery of a full range of health care services, management and cost reduction/cost containment programs to adult and juvenile detention facilities.

    The Company is 73% owned by a corporation which is 100% owned by the Company's president.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

INVESTMENTS

    Investments are carried at market value, and are classified as short-term or long-term based on their maturity dates. At December 31, 1999, the Company's short-term and long-term investments are classified as available for sale pursuant to Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Unrealized holding gains or losses associated with the available for sale investments are presented as a separate component of shareholders' equity, net of tax. At December 31, 1999, unrealized holding gains were $534.

    At December 31, 1999, investments consisted of the following:


                                                   Unrealized       Carrying
                                  Original Cost     Gain/Loss        Value
                                  -----------------------------------------
Stocks                               $1,258          $   552         $1,810
Government Securities                    --               --             --
Corporate Bonds                         280              (20)           260
Mutual Funds/Equities                    26                2             28
                                     ------          -------         ------
                                     $1,564          $   534         $2,098
                                     ======          =======         ======


    All investments have been classified as short-term due to the availability of such funds for current operations.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are depreciated using the straight-line and accelerated methods over five years. Expenditures for repairs and maintenance are charged to expense as incurred.

INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income tax assets and liabilities are determined based on differences between the financial reporting and income tax basis of assets and liabilities measured using enacted income tax rates and laws that are expected to be in effect when the differences reverse.

SUPPLEMENTAL CASH FLOW INFORMATION

    For the year ended December 31, 1999, the Company paid $8 and $342 of interest and income taxes, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company believes that the carrying value of all financial instruments in the accompanying financial statements is a reasonable estimate of fair value at December 31, 1999.

REVENUE RECOGNITION

    The Company engages principally in fixed price and comprehensive contracts with correctional facilities. Fee income is recognized in the period that services are rendered.

    In certain comprehensive contracts, the Company is obligated to fund all or a portion of costs related to certain third party services provided. At each reporting period, the Company estimates its exposure for such claims and records a liability for the services incurred but not billed. As of December 31, 1999, the Company has recorded a liability of $167 which is included in accrued expenses.

CUSTOMER CONCENTRATION AND MAJOR CUSTOMERS

    The Company has several large contracts that account for a significant portion of its revenues. Three separate contracts at December 31, 1999 from one county represented 39% of revenues for the year ended December 31, 1999.

3. COMMITMENTS AND CONTINGENCIES

LEASES

    The Company leases its facility an operating lease that expires in 2002. In 1999, rent expense was $94, net of rental income from subleases of $12.

    Future minimum lease payments for the years ended December 31 are as follows:

                          2000                                  $     94
                          2001                                        94
                          2002                                        94
                                                                --------
                              Total                             $    282
                                                                ========


LITIGATION

    The Company is party to various claims arising in the ordinary course of business. Although the ultimate outcome of these matters is presently not determinable, management, after consultation with legal counsel, does not believe that the resolution of these matters will have a material adverse effect on the Company's financial position or results of operations.

EMPLOYMENT AGREEMENTS

    The Company has employement agreements with certain of its key executive management. The agreements provide for minimum levels of compensation during current and future years and are subject to adjustment, as defined. The agreements expire through 2003.

4. EMPLOYEE BENEFIT PLAN

    Effective July 1, 1997, the Correctional Health Services 401-K Plan (the "Plan") was established. Employees that have completed one year of service and worked 1,000 hours are eligible to participate in the Plan. The Company, at its discretion, may make matching contributions. Currently, the Company is matching 25% of the first 6% of a participant's compensation deferral. During 1999 matching contributions to the Plan were $31.

5. STOCK OPTIONS AND WARRANTS

    On December 31, 1997, the Company granted a consultant warrants to purchase 213,975 shares of Common stock for services to be performed. The exercise price of the warrants is $2.50 per share which was determined by the Board of Directors as the fair value at the time of grant. The warrants vest ratably over a 27 month period. The grant of such warrants is being accounted for as a variable grant for accounting purposes and the value of such shares is adjusted through the statements until exercise. In 1999, the Company cancelled such warrants by entering into a one year service contract with the consultant.

6. RELATED PARTY TRANSACTIONS

    During 1999, the Company borrowed and loaned amounts from/to its 73% corporate shareholder (see Note 1). As of December 31, 1999, there was $1 due from this shareholder. An employee of this 73% shareholder is paid by the Company and the cost of such payroll and benefits are reimbursed by the shareholder. During 1999, the Company paid bonuses to the President and majority shareholder of approximately $1,432.

                       CORRECTIONAL HEALTH SERVICES, INC.

                       CONDENSED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2000
                                 (In thousands)

     ASSETS
     Current assets:
       Cash and cash equivalents .........................           $1,329
       Accounts receivable, net ..........................            1,321
       Investments .......................................            2,555
       Prepaid expenses and other current assets .........              496
                                                                     ------
     Total current assets ................................            5,701
     Property and equipment, net .........................              179
     Other assets ........................................               45
                                                                     ------
     Total assets ........................................           $5,925
                                                                     ======

     LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities:
       Accounts payable ..................................           $  133
       Accrued expenses ..................................            2,081
                                                                     ------
     Total current liabilities ...........................            2,214
     Deferred income taxes ...............................              173
     Commitments and contingencies
     Preferred stock .....................................               --
     Common stock ........................................               38
     Additional paid in capital ..........................               21
     Unrealized gain on investments, net of tax ..........              380
     Retained earnings ...................................            3,099
                                                                     ------
     Total liabilities and shareholders' equity ..........           $5,925
                                                                     ======



                             See accompanying notes.

                       CORRECTIONAL HEALTH SERVICES, INC.

           CONDENSED STATEMENTS OF OPERATIONS AND SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                 (In thousands)

                                                              Three months ended
                                                                   March 31
                                                           -----------------------
                                                             2000            1999
                                                             ----            ----
     Contract revenues .................................   $ 4,326         $ 4,100
     Costs and expenses:
        Cost of services ...............................     3,032           2,848
        General and administrative .....................     1,547             491
                                                           -------         -------
     Operating income (loss) ...........................      (253)            761
     Gain (loss) on sale of investments ................       185              (3)
     Interest income, net ..............................         9               7
                                                           -------         -------
     Income (loss) before income taxes .................       (59)            765
     Income tax expense (benefit) ......................       (25)            305
                                                           -------         -------
     Net income (loss) .................................       (34)            460
     Shareholders' equity at beginning of period .......     3,513           2,291
     Increase (decrease) in unrealized gain (loss) on
       investments, net of tax .........................        59              (1)
                                                           -------         -------
     Shareholders' equity at end of period .............   $ 3,538         $ 2,750
                                                           =======         =======





                             See accompanying notes.

                       CORRECTIONAL HEALTH SERVICES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                 (In thousands)


                                                                    Three months ended
                                                                         March 31
                                                                   ---------------------
                                                                    2000           1999
                                                                    ----           ----
     Net Income (loss) ..........................................  $   (34)      $   460
     Adjustment to reconcile net income (loss) to net cash
        provided by operating activities:
        Depreciation expense ....................................        6             6
     Changes in operating assets and liabilities:
        Accounts receivable, net ................................      196          (922)
        Prepaid expenses and other current assets ...............     (430)           28
        Accounts payable ........................................     (179)          343
        Accrued expenses ........................................    1,057           296
        Income taxes payable ....................................     (193)          166
                                                                   -------       -------
           Net cash provided by operating activities ............      423           377
     Cash flows from investing activities:
     Purchases of equipment .....................................     (120)           --
     Purchases of investments ...................................   (1,338)           --
     Proceeds from the sale or maturity of investments ..........      910           356
                                                                   -------       -------
            Net cash provided by (used in) investing activities..     (548)          356
     Cash flows from financing activities:
         Payments on capital lease ..............................      (10)           --
         Payments on notes payable ..............................       --           (16)
                                                                   -------       -------
            Net cash used in investing activities ...............      (10)          (16)
                                                                   -------       -------
     Net increase (decrease) in cash and cash equivalents .......     (135)          717
     Cash and cash equivalents, beginning of period .............    1,464           677
                                                                   -------       -------
     Cash and cash equivalents, end of period ...................  $ 1,329       $ 1,394
                                                                   =======       =======


                             See accompanying notes.

                       CORRECTIONAL HEALTH SERVICES, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2000

1.  BASIS OF PRESENTATION

    The accompanying unaudited condensed financial statements of Correctional Health Services, Inc. ("CHS") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. For further information, refer to the 1999 financial statements and footnotes thereto included herein.

2.  COMMITMENTS AND CONTINGENCIES

GENERAL AND PROFESSIONAL LIABILITY RISKS

    CHS maintains general and professional liability insurance coverage with an external third party on a claims-made basis with limits of $3 million per individual claim and $5 million in the aggregate. Deductibles under the policy are not significant.

3.  RELATED PARTY TRANSACTIONS

    The Company paid bonuses to the President and majority shareholder of $996 and $60 for the three months ended March 31, 2000 and March 31, 1999, respectively.

4.  SUBSEQUENT EVENT

    Effective May 31, 2000, America Service Group Inc. acquired the outstanding stock of CHS for $15 million in cash and entered into non-compete agreements with certain executives of CHS for $2 million in cash.

                           AMERICA SERVICE GROUP INC.
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

    On May 31, 2000, the Company acquired Correctional Health Services, Inc. ("CHS"). The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2000 gives effect to the acquisition of CHS by the Company as if the transaction had been completed as of March 31, 2000. The following unaudited condensed consolidated income statements for the year ended December 31, 1999 and the three months ended March 31, 2000, give effect to the acquisition of CHS by the Company as if the transaction had been completed on January 1, 1999.

    The pro forma condensed consolidated financial statements presented herein do not intend to represent what the Company's financial position or results of operations would have been had such transaction occurred at the beginning of the periods presented or to project the Company's results of operations in any future period. The pro forma results of operations, which do not consider certain operational changes instituted by the Company upon the acquisition of CHS, do not necessarily indicate the results of CHS' operations while under the Company's ownership. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 1999, the Company's unaudited condensed consolidated financial statements, included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and the audited financial statements of CHS, included elsewhere in this Current Report on Form 8-K/A. Certain reclassifications have been made to CHS' historical financial statements to conform to the Company's presentation.

                           AMERICA SERVICE GROUP INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                            BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2000
                                 (In thousands)

                                                                          Acquisition        Pro Forma
                                                     Historical            Pro Forma        Acquisition
                                                   ASG        CHS         Adjustments       Consolidated
                                                ---------------------     ------------      -------------
ASSETS
Current assets:
   Cash and cash equivalents                    $     451    $ 1,329        $ 16,654  a)
                                                                             (17,001) c)      $   1,433
   Accounts receivable, net                        39,124      1,321                             40,445
   Investments                                          -      2,555          (2,555) b)              -
   Prepaid expenses and other current assets        7,956        496                              8,452
   Current deferred taxes                           1,289          -                              1,289
                                                ---------------------    ------------      -------------
Total current assets                               48,820      5,701          (2,902)            51,619
Property and equipment, net                         4,077        179            (102) b)          4,154
Deferred taxes                                        562          -                                562
Cost in excess of net assets acquired, net         58,664          -          15,423  c)         74,087
Other assets                                          667         45             (29) b)
                                                                                 347  a)
                                                                               2,000  c)          3,030
                                                ---------------------     ------------      -------------
Total assets                                    $ 112,790    $ 5,925        $ 14,737          $ 133,452
                                                =====================    ============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                             $  13,668    $   133                          $  13,801
   Accrued expenses                                26,356      2,081           1,432  c)         29,869
                                                ---------------------    ------------      -------------
Total current liabilities                          40,024      2,214           1,432             43,670
Non-current portion of accrued expenses             3,097          -                              3,097
Long-term debt                                     37,200          -          17,001  a)         54,201
Commitments and contingencies
Mandatory redeemable preferred stock               12,380          -                             12,380
Mandatory redeemable common stock                   1,842          -                              1,842
Deferred income taxes                                   -        173            (158) b)             15
Common stock                                           37          -                                 37
Net assets                                              -      3,538          (2,528) b)
                                                                              (1,010) c)              -
Additional paid-in capital                         12,863          -                             12,863
Stockholders' notes receivable                     (1,075)         -                             (1,075)
Retained earnings                                   6,422          -                              6,422
                                                ---------------------    ------------      -------------
Total liabilities and stockholders' equity      $ 112,790    $ 5,925        $ 14,737          $ 133,452
                                                =====================    ============      =============


                             See accompanying notes.

                           AMERICA SERVICE GROUP INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                          INCOME STATEMENT (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                      (In thousands except for share data)

                                                                         Acquisition        Pro Forma
                                                     Historical           Pro Forma        Acquisition
                                                   ASG        CHS        Adjustments       Consolidated
                                                ---------------------    ------------      -------------
Healthcare revenue                             $  272,926   $ 16,621                       $    289,547
Healthcare expenses                               245,485     11,709                            257,194
                                               ----------------------                      -------------
    Gross margin                                   27,441      4,912                             32,353
Selling, general and administrative expenses       12,335      3,289             (60) c)         15,564
Depreciation and amortization                       3,666         23             971  a)          4,660
                                               ----------------------    ------------      -------------
Income from operations                             11,440      1,600            (911)            12,129
Interest, net                                      (3,709)        69          (1,683) b)         (5,323)
                                               ----------------------    ------------      -------------
Income before taxes                                 7,731      1,669          (2,594)             6,806
Provision for income taxes                          3,091        648            (953) d)          2,786
                                               ----------------------    ------------      -------------
Net income                                          4,640      1,021          (1,641)             4,020
Preferred stock dividends                           2,312          -                              2,312
                                               ----------------------    ------------      -------------
Net income attributable to common shares       $    2,328    $ 1,021          (1,641)      $      1,708
                                               ======================    ============      =============

Net income per common share:
       Basic                                   $     0.64                                  $       0.47
                                               ===========                                 =============
       Diluted                                 $     0.60                                  $       0.44
                                               ===========                                 =============

Weighted average common shares outstanding:
       Basic                                    3,613,000                                     3,613,000
                                               ===========                                 =============
       Diluted                                  3,877,000                                     3,877,000
                                               ===========                                 =============


                             See accompanying notes.

                           AMERICA SERVICE GROUP INC.

                        PRO FORMA CONDENSED CONSOLIDATED
                          INCOME STATEMENT (UNAUDITED)
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000
                      (In thousands except for share data)

                                                                         Acquisition        Pro Forma
                                                     Historical           Pro Forma        Acquisition
                                                   ASG        CHS        Adjustments       Consolidated
                                                ---------------------    ------------      -------------
Healthcare revenue                                $76,169    $ 4,326                           $ 80,495
Healthcare expenses                                68,626      3,032                             71,658
                                                ---------------------                      -------------
    Gross margin                                    7,543      1,294                              8,837
Selling, general and administrative expenses        3,241      1,356             185  c)          4,782
Depreciation and amortization                         977          6             243  a)          1,226
                                                ---------------------    ------------      -------------
Income from operations                              3,325        (68)           (428)             2,829
Interest, net                                        (498)         9            (410) b)           (899)
                                                ---------------------    ------------      -------------
Income before taxes                                 2,827        (59)           (838)             1,930
Provision for income taxes                          1,132        (25)           (310) d)            797
                                                ---------------------    ------------      -------------
Net income                                          1,695        (34)           (528)             1,133
Preferred stock dividends                             163          -                                163
                                                ---------------------    ------------      -------------
Net income attributable to common shares          $ 1,532     $  (34)           (528)          $    970
                                                =====================    ============      =============

Net income per common share:
       Basic                                      $  0.41                                      $   0.26
                                                ==========                                 =============
       Diluted                                    $  0.32                                      $   0.21
                                                ==========                                 =============

Weighted average common shares outstanding:
       Basic                                    3,726,000                                     3,726,000
                                                ==========                                 =============
       Diluted                                  5,346,000                                     5,346,000
                                                ==========                                 =============


                             See accompanying notes.

                           AMERICA SERVICE GROUP INC.
                          NOTES TO PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

a) Reflects the borrowing by ASG of approximately $17 million under the Company's Credit Facility net of the payment of approximately $347,000 in deferred financing costs to finance the acquisition of CHS.

b) Reflects the elimination of certain CHS assets and liabilities not purchased by ASG including short-term and long-term available-for-sale investments retained by the CHS shareholders of approximately $2,584,000, the deferred income tax liability associated with the aforementioned investments of approximately $158,000 and certain duplicative computer equipment written off at the date of acquisition of approximately $102,000.

c) Reflects the purchase of CHS and the purchase price allocation to adjust assets purchased and liabilities assumed to fair value and to record intangible assets as follows:

        Net liabilities acquired                                   $  (421,860)
        Other intangibles - non-compete agreements                   2,000,000
        Excess purchase price over net assets acquired              15,423,110
                                                                   -----------
        Cash paid to CHS shareholders                              $17,001,250
                                                                   ===========



        The net liabilities acquired include an adjustment to accrued expenses of approximately $1,432,000 comprised of a net working capital settlement payment due to the CHS shareholders of $932,000 for the excess of the CHS working capital at March 31, 2000 (exclusive of investments not acquired) over zero and $500,000 accrued for transaction costs, including legal fees and other closing costs, accounting fees, and travel costs.

        The allocation of the purchase price to property and equipment, the fair value of certain liabilities assumed, excess purchase price over net assets acquired and non-compete agreements is based on the Company's preliminary valuations. To the effect final valuations differ from these preliminary estimates, the purchase price allocation and related useful lives or amortization periods will be adjusted accordingly.

                           AMERICA SERVICE GROUP INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         CONSOLIDATED INCOME STATEMENTS

    a) Reflects the amortization of the excess purchase price over net assets acquired (amortization period of 20 years) and other intangible assets (amortization period of 10 years).

    b) Reflects the interest expense related to the debt incurred to finance the acquisition (using an interest rate of 8.9%), interest expense associated with the amortization of the deferred financing costs incurred to fund the acquisition (amortized over 45 months to the maturity of the Credit Facility), and the elimination of interest income on investments retained by the CHS shareholders.

    c) Reflects the elimination of gain (loss) on investments included as selling, general and administrative expenses not purchased by ASG and certain other costs related to maintaining such investments.

    d) Reflects the inclusion of the income tax benefit based on the combined federal and state statutory rate of 43.0% applied to pre-tax net income inclusive of pro forma adjustments.